Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 28 to the Registration Statement on Form N-1A of Fidelity Congress Street Fund, of our report dated February 14, 2005 on the financial statements and financial highlights included in the December 31, 2004 Annual Report to Shareholders of Fidelity Congress Street Fund.

We further consent to the references to our Firm under the heading "Independent Registered Public Accounting Firm" in the Part B of this Amendment.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2005